Exhibit 99.1

FOR IMMEDIATE RELEASE

VELOCITY EXPRESS DECLARES 1-for-50 REVERSE STOCK SPLIT

MINNEAPOLIS, MN, February 15, 2005 – Velocity Express Corporation (NASDAQ:VEXEC), a provider of time critical supply chain management solutions throughout North America, announced that a 1-for-50 reverse stock split on its Common Stock will become effective at 5:00 p.m. (EST) today. This 1-for-50 reverse stock split was authorized by our Board of Directors on December 20, 2004, and approved at out Annual Meeting of Stockholders for the Fiscal Years 2003 and 2004, held on February 14, 2005. This reverse stock split is effectuated in part to increase the share price of our Common Stock to satisfy the $1 minimum bid-price listing requirement of The Nasdaq Stock Market. Upon effectiveness of the 1-for-50 reverse stock split, our Common Stock will temporarily trade under the ticker symbol “VEXDC,” beginning on February 16, 2005, and will revert back to our current ticker symbol “VEXEC” on March 17, 2005. With the effectuation of all of the proposals in our Proxy Statement, dated January 31, 2005, supplemented by the Supplemental to Proxy Statement, dated February 7, 2005 (together, the “Proxy Statement”), the Company believes that we will have satisfied the continuing listing requirements of the Nasdaq Stock Market and therefore expect that the Company’s ticker symbol will revert back to “VEXP”.

At our Annual Meeting of Stockholders yesterday, all other proposals in our Proxy Statement were approved by our stockholders. As a result of the reverse stock split and the effectuation of all of the proposals authorized by our stockholders at the Annual Meeting, there will be approximately 13.29 million Common shares outstanding.

“Velocity Express is now positioned to move ahead,” said Vincent A. Wasik, Chairman and Chief Executive Officer. “The Company has a strong market position, a motivated field force and the necessary capital to realize its potential as the leading national provider of time critical deliveries. We are very pleased at the overwhelming support of our shareholders at yesterday’s annual meeting, for whom management is committed to delivering maximum value.”

About Velocity Express

Velocity Express has one of the largest time critical nationwide networks and provides a national footprint for customers desiring same day service throughout the United States. The Company’s services are supported by a customer-focused technology infrastructure, providing customers with the reliability and information they need to manage their transportation and logistics systems, including a proprietary package tracking system which provides customers the ability to view the status of any package via a flexible web reporting system.

This press release includes certain “forward-looking statements” for purposes of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to differ materially. These statements are typically preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions. Such statements are based upon, among other things, assumptions made by, and information currently available to, management, including management’s own knowledge and assessment of Velocity Express’s industry and competition. Factors that may cause the Company’s results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including its most recently filed Form 10-Q or 10-K. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this press release or to conform them to actual results.

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Contact:

Steven S. Anreder, 212/532-3232

steven.anreder@anreder.com

or

Velocity Express, Minneapolis

Wes Fredenburg, 612/492-2405

wfredenburg@velocityexp.com